Exhibit 3.2

BYLAWS OF

DEERE & COMPANY

(Adopted July 30, 1958; last amended August 30, 2023)

ARTICLE I ― IDENTIFICATION

Section 1. NAME. The name of the Company is Deere & Company (hereinafter referred to as the "Company").

Section 2. OFFICES. The registered office and registered agent of the Company in the State of Delaware shall be as designated from time to time by the appropriate filing by the Company in the office of the Secretary of State of the State of Delaware. The Company may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Company may require.

Section 3. SEAL. The seal of the Company shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words "Deere & Company" and about the lower periphery thereof the word "Delaware". In the center of the seal shall appear a representation of a leaping deer.

Section 4. FISCAL YEAR. The fiscal year of the Company shall be fixed, and shall be subject to change, by the Board of Directors from time to time.

ARTICLE II ― THE STOCKHOLDERS

Section 1. PLACE OF MEETINGS. Meetings of the stockholders for any purpose may be held on such Business Day and at such time and at such place, if any, as may be designated by the Chair or by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a special or annual meeting of stockholders shall not be held at any place, but may instead be held in whole or in part by means of remote communication as authorized under the General Corporation Law of the State of Delaware (“DGCL”).

Section 2. ANNUAL MEETING. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting in accordance with Section 3 of this Article II shall be held at ten o'clock in the morning, local time, on the last Wednesday in February of each year or on such Business Day and at such time and at such place, if any, as may be designated by the Board of Directors.

Section 3. NOMINATION OF DIRECTORS AND PROPOSAL OF OTHER BUSINESS.

(a)

Nominations of persons for election as directors and the proposal of other business to be considered by stockholders may be made at any annual meeting of stockholders or, in the case of director nominations, at any special meeting of stockholders called for the purpose of electing directors, only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) by any person or persons authorized to do so by the Board of Directors (or any duly authorized committee thereof), or (iii) by any stockholder of the Company who is a stockholder of record on the date of the giving of notice in proper form as provided for in this Section 3(a), on the record date for the meeting and on the date of the meeting who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3(a) (such stockholder of record giving the notice, the “Noticing Stockholder”). Notwithstanding the foregoing, (i) nominations of persons for election as directors may also be made at an annual meeting of stockholders by any Eligible Stockholder (as defined in Section 13(d) of this Article II) pursuant to and in accordance with Section 13 of this Article II and (ii) proposals for business may also be made at a meeting of stockholders pursuant to and in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition to any other applicable requirements, for a nomination to be made or business to be properly brought by a stockholder pursuant to clause (iii) of the first paragraph of this Section 3(a), the Noticing Stockholder must deliver timely notice thereof in proper written form to the Secretary at the principal executive offices of the Company within the time period specified in Section 3(b) of this Article II and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be in proper written form, such notice to the Secretary shall set forth:

(i)	as to each person whom the Noticing Stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of the person, (B) a complete biography and statement of such person’s qualifications, including the principal occupation or employment of the person (at present and for the past five years), (C) the class, series and number of all shares of stock of the Company which are owned beneficially or of record by such person, (D) the Specified Information (as defined below) for the person and any immediate family member of the person, or any Affiliate or Associate of such person, (E)(1) a complete and accurate description of all agreements, arrangements and understandings (whether written or oral, and including promises) between each Holder (as defined below) and any Stockholder Associated Person (as defined below), on the one hand, and such person, on the other hand, including without limitation, (x) to consult or advise on any investment or potential investment in a publicly listed company (including the Company), (y) to nominate, submit, or otherwise recommend (including, without limitation, supporting, advocating for or otherwise taking action to further the consideration of) such person for appointment (or, for the avoidance of doubt, as a candidate for appointment) to any officer, executive officer or director role of any publicly listed company (including the Company) during the past ten years, and (2) a complete and accurate description of the outcome of any situations described pursuant to the foregoing clause (1), (F) whether such person has (1) notified the board of directors of each publicly listed company at which such person serves as an officer, executive officer or director with respect to such person’s proposed nomination for election to the Board of Directors, and (2) as applicable, received all necessary consents to serve on the Board of Directors if so nominated and elected or otherwise appointed (or, if any such consents have not been received, how such person intends to address the failure to receive such necessary consents), (G) whether such person’s nomination, election or appointment, as applicable, would violate or contravene a corporate governance policy, including, without limitation, a conflicts of interest or “overboarding” policy of any publicly listed company at which such person serves as an officer, executive officer or director and, if so, a description of how such person intends to address such violation or contravention, (H) the first date of contact between any Holder and/or Stockholder Associated Person, on the one hand, and such person, on the other hand, with respect to the Company, (I) the amount and nature of any direct or indirect economic or financial interest, if any, of such person, or of any immediate family member of such person, in any funds or vehicles managed by, under common management with or affiliated with any Holder and/or Stockholder Associated Person, (J) a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) existing presently, that existed during the past three years or were offered during the past three years (whether accepted or declined), and any other material relationships between or among the Holders or any Stockholder Associated Person, on the one hand, and such person, and any immediate family member of such person, and such person’s respective Affiliates and Associates, on the other hand (including the names of such persons) and all biographical, related party transaction and other information that would be required to be disclosed pursuant to the federal securities laws, including Item 404 promulgated under Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), if any Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant, (K) any other information relating to the person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election or that is otherwise required pursuant to and in accordance with Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the Noticing Stockholder and to serve as a director if elected), (L) the executed consent of such person being named in the proxy statement as a nominee and to serving as a director if elected and a completed and signed representation and agreement of such person as required by the third paragraph of Section 1 of Article III of these Bylaws, and (M) a completed and signed questionnaire, representation and agreement and any and all other information required by paragraph (v) of this Section 3(a);

(ii)

as to any other business that the Noticing Stockholder proposes to bring before the meeting: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) any material interest of each Holder and each Stockholder Associated Person, if any, in such business, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and (D) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by the Noticing Stockholder;

(iii)

as to the Noticing Stockholder and the beneficial owner, if any, on whose behalf the nomination is being made or other business is being proposed (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”): (A) the name and address of each Holder as the name and address appear on the Company’s books, as applicable, and the name and address of each Stockholder Associated Person, if any, (B) as of the date of the notice (1) the class, series and number of all shares of stock of the Company which are, directly or indirectly, owned beneficially or of record by each Holder and any Stockholder Associated Person (provided that, for the purposes of this Section 3(a), any such person shall in all events be deemed to beneficially own any shares of stock of the Company as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both)), (2) any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares in the Company, through delivery of cash or other property or otherwise, and without regard to whether the Holder and any Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned or held, including beneficially, by each Holder and any Stockholder Associated Person, (3) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Stockholder Associated Person has any right to vote or has granted a right to vote any shares of stock or any other security of the Company, (4) any agreement, arrangement or understanding, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Stockholder Associated Person with respect to any class or series of the shares or other securities of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares or other securities of the Company (any of the foregoing, a “Short Interest”), and any Short Interest held by each Holder or any Stockholder Associated Person within the last 12 months in any class or series of the shares or other securities of the Company, (5) any rights to dividends or payments in lieu of dividends on the shares of the Company owned beneficially by each Holder or any Stockholder Associated Person that are separated or separable from the underlying shares of stock or other securities of the Company, (6) any proportionate interest in shares of stock or other securities of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which any Holder or any Stockholder Associated Person is a general partner or directly or indirectly beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity, (7) any performance-related fees (other than an asset-based fee) that each Holder or any Stockholder Associated Person is or may be entitled to based on any increase or decrease of the value of stock or other securities of the Company or Derivative Instruments, if any, including without limitation, any such interests held by immediate family members of such Holder or any Stockholder Associated Person, (8) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and each Stockholder Associated Person, if any, in the outcome of any (x) vote to be taken at any annual or special meeting of stockholders of the Company or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws, (9) any direct or indirect interest of each Holder or any Stockholder Associated Person in any contract with the Company, any Affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (10) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Stockholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Company or any of its officers, directors or employees, or any Affiliate of the Company, or any officer, director or employee of such Affiliate (the information described in this Section 3(a)(iii)(B) shall be referred to as the “Specified Information”), (C) a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting, will continue to be a stockholder of record of the Company entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business, (D) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Holder and each Stockholder Associated Person, if any, (E) any other information relating to each Holder and each Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Regulation 14A of the Exchange Act, (F) a representation by the Noticing Stockholder as to whether any Holder and/or Stockholder Associated Person intends or is part of a group which intends: (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding stock required to elect the proposed nominee or approve or adopt the other business being proposed and/or (ii) otherwise to solicit proxies from stockholders in support of such nomination or other business, (G) a certification by the Noticing Stockholder that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of stock or other securities of the Company and/or such person’s acts or omissions as a stockholder of the Company, (H) with respect to each nomination, the statement required by Rule 14a-19(b)(3) of the Exchange Act (or any successor provision), (I) the names and addresses of other stockholders (including beneficial owners) known by any of the Holder or Stockholder Associated Person to support such proposal(s) or nomination(s) and, to the extent known, the class or series and number of all shares of the Company’s stock beneficially owned or of record by such other stockholder(s) or other beneficial owner(s), and (J) a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice.

(iv)

The Company may also, as a condition to any such nomination or business being deemed properly brought before a meeting of stockholders, require any Holder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Board of Directors, in its sole discretion, including (A) such other information needed to determine (i) the eligibility of such proposed nominee to serve as a director of the Company, and (ii) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence and/or financial expertise of the Company's directors (collectively, the “Independence Standards”), and (B) such other information that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such proposed nominee.

(v)

In addition to the other requirements of this Section 3(a), each person who a Noticing Stockholder proposes to nominate for election or re-election as a director of the Company must deliver in writing (in accordance with the time periods prescribed for delivery of notice described herein) to the Secretary at the principal executive offices of the Company (A) a completed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request), (B) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person in such person’s individual capacity intends to serve a full term if elected as a director of the Company, and (C) the representations and agreements required by the third paragraph of Section 1 of Article III of these Bylaws.

(vi)

A Noticing Stockholder’s notice pursuant to this Section 3(a) shall further be updated and supplemented, if necessary, so that all the information provided in such notice shall be true and correct as of the record date for the annual or special meeting, and as of the date that is ten Business Days prior to the meeting or any adjournment, or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the

Company not later than five Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight Business Days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment or postponement thereof. A Noticing Stockholder in his or her original notice shall confirm his or her intention to update and supplement the information provided in his or her notice as required in the preceding sentence. In addition, if the Noticing Stockholder has delivered to the Company a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Secretary of the Company no later than eight Business Days prior to the date of the meeting, or any adjournment or postponement thereof, if practicable (or, if not practicable, on the first practicable date prior to the date of the meeting or such adjournment or postponement thereof) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bylaws shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a Noticing Stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Noticing Stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(vii)

Except as may be otherwise provided in these Bylaws or the Company’s Certificate of Incorporation (as amended and/or restated from time to time, the “Certificate of Incorporation”) with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of directors in certain circumstances, no person shall be eligible for election as a director of the Company, nor shall any business be conducted at an annual or special meeting of stockholders, unless properly nominated or brought forth in accordance with the procedures set forth in this Section 3(a) or, in the case of nominations, in Section 13 of this Article II and, with respect to proposed nominees, unless qualified under the other provisions of these Bylaws. Except as otherwise provided by law, at any meeting of stockholders, the chair of the meeting (or, in advance of any such meeting, the Board of Directors) shall (a) determine whether a nomination or proposed business was properly made in accordance with the foregoing procedures, as applicable, and (b) if any nomination or proposed business was not made in accordance with the foregoing procedures, as applicable, declare to the meeting that the defective nomination or proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company.

(b)

To be timely, a Noticing Stockholder's notice of a nomination proposed to be made pursuant to clause (iii) of the first paragraph of Section 3(a) of this Article II, whether for an annual meeting or a special meeting called for the purpose of electing directors, or of other business proposed to brought before an annual meeting of stockholders pursuant to clause (iii) of the first paragraph of Section 3(a) of this Article II, must be delivered to the Secretary at the principal executive offices of the Company, (i) in the case of an annual meeting of stockholders, not later than the Close of Business on the 90th day nor earlier than the Close of Business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the Noticing Stockholder to be timely must be so received not later than the Close of Business on the 15th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the Close of Business on the 15th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Notwithstanding anything in this Section 3(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for director proposed by the Board of Directors or specifying the size of the increased Board of Directors at least 10 days prior to the last day a Noticing Stockholder may deliver a notice of nominations in accordance with the first sentence of this Section 3(b), a Noticing Stockholder’s notice required by this Section 3(b) shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the Close of Business on the 10th day following the day on which a public announcement of such increase is first made by the Company.

(c)

Notwithstanding anything to the contrary set forth herein, if the Noticing Stockholder, or a qualified representative of such stockholder, does not appear at the annual or special meeting, as applicable, to present a proposed nomination or business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. To be considered a “qualified representative” of the Noticing Stockholder, a person must be a duly authorized officer, manager or partner of such stockholder, or must be authorized by a written document executed by the Noticing Stockholder, or an electronic transmission delivered by such Noticing Stockholder to act for such stockholder as proxy at the annual or special meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting.

(d)	For purposes of these Bylaws:

“Affiliates” and “Associates” shall have the meanings attributed to such terms in Rule 12b-2 under the Exchange Act.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Moline, Illinois or New York, New York are authorized or obligated by law or executive order to close.

“Close of Business” on a particular day shall mean 5:00 p.m. local time at the principal executive offices of the Company, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day.

“delivered” shall mean and require both (i) hand delivery, overnight courier service, or by United States certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Company, and (ii) electronic mail to the Secretary.

“immediate family member” shall mean any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a specified person, and any person (other than a tenant or employee) sharing the household of such specified person.

“public announcement” shall mean disclosure: (i) in a press release released by the Company, provided such press release is released by the Company following its customary procedures, as reported by the Dow Jones News Services, Associated Press or a comparable national news service, or is generally available on internet news sites, or (ii) in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

“Stockholder Associated Person” shall mean, as to any Holder, (i) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates and (ii) any immediate family member of such Holder or an Affiliate or Associate of such Holder.

Section 4. SPECIAL MEETINGS.

(a)

Special meetings of the stockholders may be called by (i) the Chair, (ii) the Chief Executive Officer or (iii) resolution of the Board of Directors, and shall be held at such place, if any, on such date, and at such time as the Board of Directors shall fix. Stockholders' ability to cause a special meeting to be held is described in Section 4(b) below.

(b)

Subject to the provisions of this Section 4(b) and all other applicable sections of these Bylaws, a special meeting of stockholders shall be called by the Secretary upon written request in proper form (a "Special Meeting Request") of one or more record holders of shares of stock of the Company representing not less than 25% of the voting power of all outstanding shares of stock of the Company (the "Requisite Percentage") who have held such shares continuously for at least one year prior to the date such request is delivered to the Company (the "One-Year Period"). For purposes of this Section 4(b) and for determining the Requisite Percentage, a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of stock of the Company that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the "beneficial owner"), that such beneficial owner would be deemed to own pursuant to Rule 200(b) under the Exchange Act, excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting or as to which such stockholder or beneficial owner, as the case may be, has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 4(b) have been satisfied and such determination shall be binding on the Company and its stockholders.

(i)

A Special Meeting Request must be delivered to the attention of the Secretary at the principal executive offices of the Company. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder's or beneficial owner's duly authorized agent (each, a "Requesting Stockholder"), collectively representing the Requisite Percentage, and includes both the information required by Section 4(b)(ii) below and: (A)(x) the class, series and number of all shares of stock of the Company which are owned beneficially or of record by the Requesting Stockholder, (y) whether and the extent to which any Derivative Instrument or Short Interest has been entered into by or on behalf of such Requesting Stockholder with respect to stock of the Company and (z) whether any other transaction, agreement, arrangement or understanding (including any Short Interest) has been made by or on behalf of such Requesting Stockholder, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such Requesting Stockholder or to increase or decrease the voting power or pecuniary or economic interest of such Requesting Stockholder with respect to stock of the Company; (B) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting and the text of any resolutions proposed for consideration; (C) an agreement by the Requesting Stockholders to notify the Company promptly in the event of any disposition prior to the record date for the special meeting of shares of the Company owned of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (D) appropriate evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary and have held such shares continuously for the One-Year Period; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary and have held such shares continuously for the One-Year Period. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Company not later than five Business Days after the later of the record date for the meeting or the date that public announcement of the notice of the record date is first made and (y) promptly provide any other information reasonably requested by the Company.

(ii)

In addition to compliance with Section 4(b)(i), to be valid, a Special Meeting Request shall also include as to each Soliciting Stockholder (defined below): (A) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 3(a) of this Article II; and (B) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information that would be required by Section 3(a) of this Article II in order to propose at an annual meeting of stockholders the matters proposed to be brought before the special meeting. "Soliciting Stockholder" shall mean, with respect to any Special Meeting Request, any of the following persons: (x) if the number of stockholders signing the Special Meeting Request delivered to the Company pursuant to Section 4(b)(i) is 10 or fewer, each stockholder signing such Special Meeting Request; (y) if the number of stockholders signing the Special Meeting Request delivered to the Company pursuant to Section 4(b)(i) is more than 10, each person who either was a participant in any solicitation of such Special Meeting Request or, at the time of the delivery to the Company of the Special Meeting Request, had engaged or intended to engage in any solicitation of proxies for the calling of such special meeting or for use at such special meeting (other than a solicitation of proxies on behalf of the Company); or (z) any Affiliate of a person described in (x) or (y) above.

(iii)

A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if: (A) the Special Meeting Request does not comply with this Section 4(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (C) the Special Meeting Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board, a "Similar Item"), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than 120 days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a "Similar Item" with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the Company's notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Company of a Special Meeting Request (and, for purposes of this clause (F), the election of directors shall be deemed to be a "Similar Item" with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.

(iv)

Special meetings of stockholders called pursuant to this Section 4(b) shall be held at such place, if any, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 120 days after receipt by the Company of a valid Special Meeting Request.

(v)

The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Company at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to clause (C) of Section 4(b)(i)), there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(vi)

If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Company need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Company.

Business transacted at any special meeting called pursuant to this Section 4(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of stockholders and (B) any additional matters that the Board of Directors determines to include in the Company's notice of the special meeting.

Section 5. NOTICE OF MEETINGS. Written, printed or electronic notice of each meeting of stockholders, stating the place, if any, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be delivered not less than ten nor more than 60 days before the date of the meeting, either personally, by mail or by electronic transmission, by or at the direction of the Chair or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the stock transfer books of the Company, with postage thereon prepaid. Notice given by other means including by electronic transmission will be deemed given in accordance with Section 232 of the DGCL.

Attendance of a person at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. FIXING OF RECORD DATES. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting.

Section 7. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Company shall prepare, or cause to be prepared, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the Company to include the electronic mail addresses or other electronic contact information of stockholders on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.

Section 8. QUORUM AND ADJOURNED MEETINGS. The holders of a majority in voting power of the shares entitled to vote at any meeting of stockholders, present in person or by proxy, shall constitute a quorum at such meeting except as otherwise provided by statute. Whenever a quorum shall be present at any meeting all matters shall be decided by vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon, unless a different or minimum vote is required by statute, the Certificate of Incorporation, Section 2 of Article III or any other provisions of these Bylaws, the rules or regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.

Meetings of stockholders may be adjourned by the person presiding over such meeting in accordance with these Bylaws for any reason and, if a quorum shall not be present, the holders of the shares entitled to vote thereon present in person or by proxy, may so adjourn the meeting. Unless these Bylaws require otherwise, when a meeting is adjourned to another time or place, if any (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of such adjourned meeting if the time, place, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting at which a quorum is present or represented, the Company may transact any business which might have been transacted at the original meeting.

Section 9. VOTING AT MEETINGS. Unless otherwise required by the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

Section 10. ORGANIZATION. The Chair shall preside at all meetings of the stockholders. In the absence or inability to act of the Chair, the Vice Chair, the Chief Executive Officer, or the President (in that order) shall preside, and in their absence or inability to act, another person chosen by the Board of Directors shall preside. The Secretary of the Company shall act as secretary of each meeting of the stockholders. In the event of his or her absence or inability to act, the chair of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

Section 11. INSPECTORS OF VOTING. Except as otherwise provided by statute, the Chair or in his or her absence the chair of the meeting, shall appoint inspectors of voting for each meeting of stockholders.

Section 12. MEETING PROCEDURES. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 13. PROXY ACCESS FOR DIRECTOR NOMINATIONS.

(a)

Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 13, the Company shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Stockholder pursuant to and in accordance with this Section 13 (a “Stockholder Nominee”). For purposes of this Section 13, the “Required Information” that the Company will include in its proxy statement is (i) the information provided to the Secretary of the Company concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company's proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 13(h)). For the avoidance of doubt, nothing in this Section 13 shall limit the Company’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Company’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Company pursuant to this Section 13. Subject to the provisions of this Section 13, the name of any Stockholder Nominee included in the Company’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Company in connection with such annual meeting.

(b)

In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 13, the Eligible Stockholder must deliver timely notice thereof (a "Notice of Proxy Access Nomination") in proper written form to the Secretary of the Company and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Company's proxy materials pursuant to this Section 13. To be timely, the Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. In no event shall the public disclosure of an adjournment or postponement commence a new time period for the giving of a Notice of Proxy Access Nomination pursuant to this Section 13.

(c)

The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Company's proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 13 (the "Final Proxy Access Nomination Date") or, if such amount is not a whole number, the closest whole number below 20% (such greater number, as it may be adjusted pursuant to this Section 13(c), the "Permitted Number"). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Company's proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Company by such stockholder or group of stockholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Company's proxy materials as Stockholder Nominees for any of the two preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Company's proxy materials pursuant to this Section 13 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company's proxy materials pursuant to this Section 13 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Company's proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 13 from each Eligible Stockholder will be selected for inclusion in the Company's proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Company each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 13 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 13 from each Eligible Stockholder will be selected for inclusion in the Company's proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 13, the Company shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 13 for any meeting of stockholders for which the Secretary of the Company receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to clause (iii) of the first paragraph of Section 3(a) this Article II.

(d)

An "Eligible Stockholder" is a stockholder or group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Section 13(e)) continuously for at least three years (the "Minimum Holding Period") a number of shares of common stock of the Company that represents at least three percent of the outstanding shares of common stock of the Company as of the date the Notice of Proxy Access Nomination is delivered to the Secretary at the principal executive offices of the Company in accordance with this Section 13 (the "Required Shares"), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of and complies with all of the procedures set forth in this Section 13. A "Qualifying Fund Group" means two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a "group of investment companies" as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 13 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the "Required Shares" definition) and (2) a breach of any obligation, agreement or representation under this Section 13 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e)

For purposes of this Section 13, a stockholder shall be deemed to "Own" only those outstanding shares of common stock of the Company as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its Affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its Affiliates for any purposes or purchased by such stockholder or any of its Affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder's or its Affiliates' full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or Affiliate. A stockholder shall "Own" shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder's Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five Business Days' notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Company's proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms "Owned," "Owning" and other variations of the word "Own" shall have correlative meanings. Whether outstanding shares of common stock of the Company are "Owned" for these purposes shall be decided by the Board of Directors.

(f)	To be in proper written form, the Notice of Proxy Access Nomination shall set forth or be accompanied by the following:
(i)

a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously for the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting, (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting and (D) confirming its intention to notify the Company of any defects in, and otherwise update and supplement, the information provided to the Company pursuant to this Section 13 as required by Section 13(i);

(ii)

one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to the Secretary at the principal executive offices of the Company, the

Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder's agreement to provide, within five Business Days following the later of the record date for the annual meeting or the date that public announcement of the notice of the record date is first made, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder's continuous Ownership of the Required Shares through the record date;

(iii)	a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv)

the information, representations, agreements and other documents that would be required to be set forth in or included with a stockholder's notice of a nomination proposed to be made pursuant to clause (iii) of the first paragraph of Section 3(a) this Article II (including the executed consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected) and a completed and signed representation and agreement of each Stockholder Nominee as required by the third paragraph of Section 1 of Article III of these Bylaws;

(v)

the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(vi)

a representation that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the Company for the purpose or with the intent of changing or influencing control of the Company, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 13, (C) has not engaged and will not engage in, and has not and will not be a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the Company any form of proxy for the annual meeting other than the form distributed by the Company, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vii)

an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the stockholders of the Company or out of the information that the Eligible Stockholder provided to the Company, (B) indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 13 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Company relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(viii)

in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Company and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 13 (including withdrawal of the nomination); and

(ix)

in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Company that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)

In addition to the information required or requested pursuant to Section 13(f) or any other provision of these Bylaws, (i) the Company may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the Company to determine whether the Stockholder Nominee would be independent under the Independence Standards, (B) that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Company to determine the eligibility of such Stockholder Nominee to be included in the Company's proxy materials pursuant to this Section 13 or to serve as a director of the Company, and (ii) the Company may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Company to verify the Eligible Stockholder's continuous Ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(h)

The Eligible Stockholder may, at its option, provide to the Secretary of the Company, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of its Stockholder Nominee(s)' candidacy (a "Supporting Statement"). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 13, the Company may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of a Supporting Statement, if the Board of Directors in good faith determines that (A) such information is not true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, (B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person, or (C) the inclusion of such information in the Company's proxy materials would otherwise violate the proxy rules of the Securities and Exchange Commission or any other applicable law, rule or regulation.

(i)

In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Company or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any such defect and of the information that is required to correct any such defect. Without limiting the forgoing, an Eligible Stockholder shall provide immediate notice to the Company if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the Company pursuant to this Section 13 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Company not later than five Business Days following the later of the record date for the annual meeting or the date that public announcement of the notice of the record date is first made. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 13(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Company relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 13).

(j)

Notwithstanding anything to the contrary contained in this Section 13, the Company shall not be required to include in its proxy materials, pursuant to this Section 13, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the Company to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the Company is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act, or (vi) who shall have provided any information to the Company or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k)

Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 13 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Company's proxy materials pursuant to this Section 13, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chair of the annual meeting, (A) the Company may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Company shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chair of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company. In addition, if the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 13, such nomination shall be declared invalid and disregarded as provided in clause (C) above.

(l)

Any Stockholder Nominee who is included in the Company's proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee's election, will be ineligible to be a Stockholder Nominee pursuant to this Section 13 for the next two annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to clause (iii) of the first paragraph of Section 3(a) this Article II.

ARTICLE III ― THE BOARD OF DIRECTORS

Section 1. NUMBER AND QUALIFICATIONS. The business and affairs of the Company shall be under the direction of or managed by a Board of Directors who need not be residents of the State of Delaware or stockholders of the Company. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors, within the limits set forth in the Certificate of Incorporation, provided no decrease shall have the effect of shortening the term of any incumbent director.

Persons who are or have been officers of the Company, other than persons who hold or have held the offices of Chair, Chief Executive Officer or President, shall not be elected directors of the Company for terms beginning after the date they retire from active employment with the Company. A director shall retire from the Board effective with the first annual meeting of stockholders following such director’s 75th birthday, except in rare circumstances approved by the Board of Directors.

In order to be eligible for election or re-election as a director of the Company, a person must deliver to the Secretary at the principal executive offices of the Company a written representation and agreement that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company in such representation and agreement or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to (A) any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination or candidacy for director that has not been disclosed to the Company in such representation and agreement or (B) any Compensation Arrangement in connection with service or action as a director, (iii) would be in compliance, if elected as a director of the Company, and will comply with all applicable rules of the exchanges upon which the securities of the Company are listed and with the Company’s code of business conduct, code of ethics, corporate governance policies, stock ownership and trading policies and guidelines, and any other policies or guidelines of the Company applicable to directors, and (iv) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Company’s directors. The written representation and agreement provided for in this Section 1 shall be in addition to any representations, agreements, certifications and information that a person seeking election or re-election as a director of the Company must deliver or submit to the Company or any officer of the Company under any other provision of these Bylaws, the Certificate of Incorporation or any applicable law, rule or regulation.

Section 2. ELECTION. The directors shall be elected for the terms as specified in the Certificate of Incorporation at the annual meeting of stockholders and each director elected shall hold office during the term for which he or she is elected and until his or her successor is elected and qualified, subject to prior death, resignation, retirement or removal from office. Any director may be removed from office with or without cause.

Except as provided in Section 3 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to that director's election at any meeting for the election of directors at which a quorum is present, provided that directors shall be elected by the vote of the plurality of the votes cast at any meeting for the election of directors at which a quorum is present and for which (A) the Secretary of the Company receives notice that one or more stockholders have proposed to nominate one or more persons for election or re-election to the Board of Directors, which notice purports to be in compliance with the requirements for stockholder nominations set forth in these Bylaws, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements, and (B) such nomination or nominations have not been formally and irrevocably withdrawn by such stockholder(s) on or prior to the date that is 10 days in advance of the date that the Company gives notice of the meeting to the stockholders. For purposes of this Section 2, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. If a nominee for director is not elected and that nominee is an incumbent director, the director shall promptly tender his or her written resignation to the Board of Directors, subject to the Board of Director’s acceptance. The Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Corporate Governance Committee's recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decision of the Board of Directors or the Corporate Governance Committee.

Section 3. VACANCIES. Except as required by law, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen shall serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, subject, however, to such director's prior death, resignation, retirement or removal from office.

Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on at least a quarterly basis. One regular meeting shall be held as soon as practicable following the adjournment of the annual meeting of stockholders, at such time and place, if any, within or outside the State of Delaware as may be designated by the Board of Directors. Other regular meetings of the Board of Directors shall be held on such dates and at such places, if any, within or outside the State of Delaware as may be designated from time to time by the Board of Directors.

Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held upon call of the Chair at any time; special meetings also shall be called by the Chair or by the Secretary whenever requested by one-third of the directors then in office. Such meetings shall be held at the principal business office of the Company in Rock Island County, Illinois, or at any other place either within or outside the State of Delaware, including by means of remote communication, as is designated in the call and notice for the meeting.

Section 6. NOTICE OF MEETINGS. Notice need not be given of regular meetings of the Board of Directors, nor shall any notice be required for the meeting of the Board of Directors to be held following the annual meeting of stockholders, any of which may be held at such time and at such place, if any, or by means of remote communication, as may from time to time be determined by the Board of Directors.

Notice of special meetings of the Board of Directors shall be provided at least 24 hours before each such meeting. Such notice may be written (including by electronic transmission) or oral (either in person or by telephone), shall include the time, date, and place, if any, of the meeting, and the purpose or purposes for which the meeting is called. Notice of the special meeting shall be given to each director.

Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing or by electronic transmission given by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the waiver of notice of such meeting. Attendance of a director at any such meeting (in person or by remote communication) shall constitute a waiver of notice thereof, except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened.

Section 7. QUORUM. A majority of the number of directors in office shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as otherwise provided by law or these Bylaws. During an emergency as defined in Section 110 of the DGCL, a majority of the surviving members of the Board of Directors who have not been rendered incapable of acting as the result of physical or mental incapacity or the difficulty of transportation or connection to the place of the meeting or electronic medium shall constitute a quorum for the purpose of filling vacancies in the Board of Directors and among the elected officers of the Company.

Section 8. ORGANIZATION. The Chair shall preside at all meetings of the Board of Directors. In the absence or inability to act of the Chair, the Vice Chair, the President, if also a director, or another director designated by the Board of Directors (in that order) shall preside.

Section 9. ACTIONS BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or such committee.

Section 10. MEETINGS BY MEANS OF REMOTE COMMUNICATION. Members of the Board of Directors of the Company, or any committee designated by the Board of Directors, may participate in a meeting by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

Section 11. INTERESTED DIRECTORS: QUORUM.

(a)

No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(1)The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)The contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof or the stockholders.

(b)	Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 12. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the full Board of Directors, and irrespective to any personal interest of its members, shall provide reasonable compensation of all directors for services, ordinary or extraordinary, to the Company as directors, officers or otherwise. Directors shall be paid their actual expenses of attendance at each meeting of the Board of Directors and committees thereof.

ARTICLE IV ― EXECUTIVE COMMITTEE

Section 1. DESIGNATION AND MEMBERS. During the intervals between meetings of the Board of Directors and subject to such limitations as may be imposed by law and these Bylaws, an Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company. The membership of such Executive Committee shall include the Chair and the committee chairs of each committee established under Article V of these Bylaws, or such other directors as are designated by the Board of Directors at the recommendation of the Chair.

This designation of the Executive Committee and the delegation of authority granted to it shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed upon it or him or her by law. No member of the Executive Committee shall continue to be a member thereof after he or she ceases to be a director of the Company.

Section 2. LIMITATION OF POWERS. In addition to any authority which may not be delegated to a committee of the Board of Directors pursuant to the DGCL, neither the Executive Committee, nor any other Board Committee, shall have the authority of the Board of Directors in reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation with another corporation or corporations; amending, altering or repealing the Bylaws; electing or removing the Chair, Vice Chair, President, any Executive Vice President or any Senior Vice President; declaring dividends; or amending, altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered or repealed by the Executive Committee. Nor, unless specifically authorized by the Board of Directors, shall the Executive Committee have the authority to incur indebtedness for a term of longer than one year except that this limitation shall not apply to indebtedness of up to five years which (i) does not involve registration with the Securities and Exchange Commission and (ii) does not result in a total of indebtedness of $50,000,000 or more for a term longer than one year to any one lender, nor shall this limitation apply to the guaranty of an indebtedness which runs longer than one year.

In any resolution of the Board of Directors providing for action to be taken or approval to be given by, or a report to be made to, the Board of Directors, the term "Board of Directors" standing alone shall not be deemed to mean the Executive Committee.

All minutes of meetings of the Executive Committee shall be submitted to the next succeeding meeting of the Board of Directors, provided that no rights other than those of the Company shall be affected by any revision or alteration by the Board of Directors of actions of the Executive Committee.

Section 3. PROCEDURE, MEETINGS, QUORUM. The Chair shall preside at all meetings of the Executive Committee. In the absence or inability to act of the Chair, another member of the Executive Committee designated by the Executive Committee shall preside.

The Executive Committee shall keep a record of its acts and proceedings.

Meetings of the Executive Committee shall be called at the request of any member of the Executive Committee with the concurrence of the Chair, or in the absence or inability to act of the Chair, the concurrence of a majority of the remaining members of the Executive Committee. Such meeting shall be held at such location, if any, as shall be stated in the notice for such meetings.

Notice of meetings of the Executive Committee shall be provided at least 24 hours before each such meeting. Such notice may be written (including by electronic transmission) or oral (either in person or by telephone), and shall include the time, date and place, if any, of the meeting. Notice of the meeting shall be given to each member of the Executive Committee.

Notice of any meeting for which notice is required may be waived in writing or by electronic transmission given by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of the meeting for which a notice is required need be specified in the waiver of notice of such meeting. Attendance of a member of the Executive Committee at any such meeting (in person or by remote communication) shall constitute a waiver of notice thereof, except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened.

A majority of the members of the Executive Committee shall constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee.

ARTICLE V ― BOARD COMMITTEES OTHER THAN THE EXECUTIVE COMMITTEE

Section 1. GENERAL PROVISIONS. The Board of Directors may from time to time establish such committees of the Board as it shall deem appropriate in addition to the Executive Committee. The resolution establishing each such committee shall state its powers and duties and the number of directors who shall be members. The membership of and committee chair of each such committee shall be designated by the Board of Directors upon the recommendation of the Chair. No such committee of the Board shall exercise any of the powers of the Board other than those set forth in such resolution establishing the committee, as such resolution may be amended from time to time.

Section 2. PROCEDURES, MEETINGS, QUORUM. Meetings of such committees of the Board of Directors may be held on call of the chair of the committee or upon call issued by the Secretary of the Company at the request of a majority of the members of such committee.

Unless stated otherwise in the resolution establishing a committee, a majority of the members of each such committee shall constitute a quorum for the conduct of business and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

Meetings of such committees may be held at such place, if any, as may be designated in the notice of meeting. Notice of meetings shall be given by the Secretary of the Company or the chair of the committee and may be by telephone or written notice, including by electronic communication, delivered to the office of each committee member at least 24 hours prior to the meeting or, if notice is delivered by mail, mailed no later than four days prior to the meeting date. The notice need not specify the business to be conducted at a meeting.

ARTICLE VI ― THE OFFICERS

Section 1. NUMBER AND QUALIFICATIONS. The principal corporate officers of the Company shall consist of a Chair, a Chief Executive Officer, a President, a Secretary, and a Treasurer; and may include a Vice Chair, one or more Executive Vice Presidents, and one or more Senior Vice Presidents (the “Principal Corporate Officers”). The Company may also have one or more Vice Presidents, a General Counsel, a Comptroller and such other corporate officers, divisional officers, and assistant officers as may be elected or appointed pursuant to these Bylaws. Any number of offices may be held by the same person. The Chair, Vice Chair and Chief Executive Officer shall be members of the Board of Directors, but no other officer need be a director.

Section 2. GENERAL DUTIES. Each officer shall have such authority and perform such duties as officers of the Company as may be provided by or delegated in accordance with Sections 7 through 17 of this Article VI, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws. All agents and employees of the Company not elected by the Board of Directors may be appointed by the Chair or by persons authorized by him or her to do so, to serve for such time and to have such duties as the appointing authority may determine from time to time.

Section 3. ELECTION AND TERM OF OFFICE. The Principal Corporate Officers and any divisional officers so designated by the Board of Directors (“Designated Divisional Officers”) shall be elected annually by the Board of Directors at its regular meeting in February of each year or at such other time as determined by the Board of Directors. Any other corporate officers, divisional officers, and assistant officers may be appointed by the Chair. Each such officer shall hold office for one year and until his or her successor is elected and qualified, or until he or she shall have resigned, or shall have been removed in the manner provided in Section 4 of this Article VI.

Section 4. REMOVAL. Any Principal Corporate Officer or Designated Divisional Officer may be removed at any time by the Board of Directors, and any other officer may be removed by the Chair, whenever in the judgment of the Board of Directors or the Chair, respectively, the interests of the Company will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Election of an officer shall not of itself create contract rights.

Section 5. RESIGNATIONS. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chair. Such resignation shall take effect at the time specified therein and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. VACANCIES. The Board of Directors may at any time create and fill new offices and may at any time fill the unexpired portion of the term of any vacant office. In addition, as to any corporate office below the rank of Senior Vice President, or any divisional office below the rank of Designated Divisional Officer, the Chair may at any time create and fill new offices and may at any time fill the unexpired term of any such office.

Section 7. CHAIR. The Chair, when present, shall preside at all meetings of the stockholders, of the Board of Directors and of the Executive Committee. He or she may call special meetings of the stockholders and of the Board of Directors.

Section 8. VICE CHAIR. The Vice Chair, if any, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chair may from time to time delegate to him or her. In the absence or inability to act of the Chair, the Vice Chair, if any, shall perform the duties of the Chair.

Section 9. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the active executive management of the operations of the Company, and shall see that the orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect. He or she shall have power to execute in the name of the Company all bonds, contracts, other obligations and property conveyances which are duly authorized, and he or she shall have all the powers and perform all duties devolving upon him or her by law and as chief executive officer of the Company. From time to time, he or she shall bring to the attention of the Board of Directors such information or recommendations concerning the business and affairs of the Company as he or she may deem necessary or appropriate. In the absence or inability to act of the Chair and the Vice Chair, the Chief Executive Officer shall perform the duties of the Chair.

Section 10. PRESIDENT. The President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may, from time to time, delegate to him or her. In the absence or inability to act of the Chair, the Vice Chair, and the Chief Executive Officer, the President, if also a director, shall perform the duties of Chair.

Section 11. EXECUTIVE VICE PRESIDENTS. Each Executive Vice President, if any, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chair or Chief Executive Officer may, from time to time, delegate to him or her.

Section 12. SENIOR VICE PRESIDENTS. Each Senior Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chair or Chief Executive Officer may, from time to time, delegate to him or her.

Section 13. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chair or the Chief Executive Officer may, from time to time, delegate to him or her.

Section 14. SECRETARY. The Secretary shall act as secretary of all meetings of the stockholders, the Board of Directors and the Executive Committee. He or she shall prepare and keep or cause to be kept in books provided for the purpose minutes of all meetings of the stockholders, the Board of Directors and the Executive Committee; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, shall be custodian of the records and of the seal of the Company and see that the seal is affixed to all documents, the execution of which on behalf of the Company under its seal is duly authorized and, in general, he or she shall perform all duties incident to the office of Secretary and as required by law and such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chair or the Chief Executive Officer.

Each Assistant Secretary (if any) shall assist the Secretary in his or her duties and shall perform such other duties as the Board of Directors may prescribe from time to time, or the Chair, the Chief Executive Officer or the Secretary may delegate to him or her from time to time. In the event of the absence or inability to act of the Secretary, his or her duties shall be performed by an Assistant Secretary designated by the Chair or the Chief Executive Officer.

Section 15. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all moneys, notes and securities in the possession of the Company, and deposit all funds in the name of the Company in such banks, trust companies or other depositories as he or she may select; shall receive, and give receipts for, moneys due and payable to the Company from any source whatsoever; and, in general, he or she shall perform all the duties incident to the office of Treasurer and as required by law and such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chair or the Chief Executive Officer.

Each Assistant Treasurer (if any) shall assist the Treasurer in his or her duties and shall perform such other duties as the Board of Directors may prescribe from time to time, or the Chair, the Chief Executive Officer or the Treasurer may delegate to him or her from time to time. In the event of the absence or inability to act of the Treasurer, his or her duties shall be performed by an Assistant Treasurer designated by the Chair or the Chief Executive Officer.

Section 16. GENERAL COUNSEL. The General Counsel shall be the chief legal advisor of the Company as to all matters affecting the Company and its business and, in general, he or she shall perform all the duties incident to the office of General Counsel and such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chair or the Chief Executive Officer.

Section 17. COMPTROLLER. The Comptroller shall direct the preparation and maintenance, on a current basis, of such accounting books, records and reports as may be necessary to permit the directors, officers and executives of the Company to exercise adequate planning and control of the business of the Company or as may be required by law; and in general, he or she shall perform all the duties incident to the office of Comptroller and such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chair or the Chief Executive Officer.

ARTICLE VII ― ACTS WITH RESPECT TO SECURITIES OWNED

Section 1. ACTS WITH RESPECT TO SECURITIES OWNED. Subject always to the specific directions of the Board of Directors, the Chair, the Vice Chair, the Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President, a Vice President, or the Treasurer on behalf of the Company may exercise all the rights, powers and privileges of ownership of any security or securities owned by the Company, and with respect to security or securities owned by the Company of another corporation or other entity, may also exercise the right to vote, by proxy or otherwise. The endorsement of such officers may be attested by the Secretary or an Assistant Secretary either with or without affixing thereto the corporate seal.

ARTICLE VIII ― OTHER PROVISIONS

Section 1. CERTIFICATES OF STOCK. The shares of the Company may be represented by a certificate or may be uncertificated. Certificates to evidence ownership of stock of the Company shall be in such form as the Board of Directors shall from time to time approve. The Chair, President, Chief Executive Officer, Chief Financial Officer or the Treasurer is authorized to appoint a transfer agent and registrar for the stock of the Company and to make all other appointments of agents related to the stock of the Company. The Chair, President, Chief Executive Officer, Chief Financial Officer or the Treasurer may adopt such regulations concerning the authority and duties of the transfer agent and registrar, the transfer and registration of certificates of stock and the substitution or replacement of lost, stolen, destroyed or mutilated certificates as such officer shall see fit.

Section 2. LOANS. The Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of any of its subsidiaries, including any officer or employee who is a director of the Company or of any of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Company. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve including, without limitation, a pledge of shares of stock of the Company.

Section 3. AMENDMENT OF BYLAWS. In addition to such power of amendment as is vested by law in the stockholders, the Board of Directors is authorized to alter, amend or repeal these Bylaws.

Section 4. Interpretation and Application of theSE Bylaws. To the fullest extent permitted by law and except as otherwise expressly provided by these Bylaws, the Board of Directors (or any other person or body authorized by the Board of Directors) shall have the power and authority to interpret these Bylaws and make any and all determinations necessary or appropriate to apply any provision of these Bylaws to any persons, facts or circumstances. Any such interpretation or determination made in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Company and its stockholders.

Section 5. FORUM FOR ADJUDICATION OF CERTAIN DISPUTES. Unless the Company consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company arising out of or relating to any provision of the DGCL or the Company’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company governed by the internal affairs doctrine of the State of Delaware, provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the Company irreparable harm and the Company shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 5. If any action the subject matter of which is within the scope of this Section 5 is filed in a court other than the Court of Chancery of the State of Delaware (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section 5 and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Company’s ongoing consent right as set forth above in this Section 5 with respect to any current or future actions or claims.

ARTICLE IX – INDEMNIFICATION

Section 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE COMPANY. Subject to Section 3 of this Article IX, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Subject to Section 3 of this Article IX, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the

Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. GOOD FAITH DEFINED. For purposes of any determination under Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be.

Section 5. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article IX nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. EXPENSES PAYABLE IN ADVANCE. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

Section 7. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Section 1 and Section 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article IX but whom the Company has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8. INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

Section 9. CERTAIN DEFINITIONS. For purposes of this Article IX, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article IX.

Section 10. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article IX), the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

Section 12. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Article IX to directors and officers of the Company.

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